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                                                                     Exhibit (9)







                      TRANSFER AGENCY AND SERVICE AGREEMENT

                                     between

                            CIGNA ANNUITY FUNDS GROUP

                                       and

                       STATE STREET BANK AND TRUST COMPANY























Ald 1/85


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                                TABLE OF CONTENTS
                                -----------------



                                                                            Page
                                                                            ----
Article 1      Terms of Appointment; Duties of the Bank........................1

Article 2      Fees and Expenses...............................................4

Article 3      Representations and Warranties of the Bank......................5

Article 4      Representations and Warranties of the Trust.....................5

Article 5      Indemnification.................................................6

Article 6      Covenants of the Trust and the Bank.............................9

Article 7      Termination of Agreement.......................................10

Article 8      Additional Funds...............................................11

Article 9      Assignment.....................................................11

Article 10     Amendment......................................................12

Article 11     Massachusetts Law to Apply.....................................12

Article 12     Merger of Agreement............................................12

Article 13     Trust Liability................................................12





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                      TRANSFER AGENCY AND SERVICE AGREEMENT
                      -------------------------------------


         AGREEMENT made as of the 30th day of July, 1985, by and between CIGNA

ANNUITY FUNDS GROUP a Massachusetts business trust, having its principal office and place of business at 1380 Main Street, Springfield, Massachusetts, 01103

(the "Trust"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts

corporation having its principal office and place of business at 225 Franklin

Street, Boston, Massachusetts 02110 (the "Bank").

         WHEREAS, the Trust desires to appoint the Bank as its transfer agent,

dividend disbursing agent and agent in connection with certain other activities,

and the Bank desires to accept such appointment;

         WHEREAS, the Trust is authorized to issue shares in separate series,

with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust intends to initially offer Shares in five series, as described on Exhibit A attached hereto (such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Article 8, being herein referred to as the "Fund(s)");

         NOW, THEREFORE, in consideration of the mutual covenants

herein contained, the parties hereto agree as follows:

Article 1      Terms of Appointment; Duties of the Bank
               ----------------------------------------

               1.01  Subject to the terms and conditions set forth in this

Agreement, the Trust hereby employs and appoints the Bank to act as, and the

Bank agrees to act as the transfer agent for





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the Trust's authorized and issued shares of beneficial interest ("Shares"),

dividend disbursing agent and agent in connection with any accumulation,

open-account or similar plans provided to the shareholders of any Fund of the

Trust ("Shareholders") and set out in the currently effective prospectus and statement of additional information ("prospectus") of any Fund, including without limitation any periodic investment plan or periodic withdrawal program.

                  1.02 The Bank agrees that it will perform the following

services:

                   (a) In accordance with procedures established from time to time by agreement between the Trust and the Bank, the Bank shall:

                   (i) receive for acceptance, orders for the purchase of

                       Shares, and promptly deliver payment and appropriate

                       documentation therefor to the Custodian of the Trust

                       authorized pursuant to the Declaration of Trust of the

                       the Trust (the "Custodian");

                  (ii) pursuant to purchase orders, issue the appropriate

                       number of Shares and hold such Shares in the appropriate

                       Shareholder account;

                 (iii) receive for acceptance, redemption requests and

                       redemption directions and deliver the appropriate

                       documentation therefor to the Custodian;

                  (iv) at the appropriate time as and when it receives monies paid to it by the Custodian with respect



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                              to any redemption, pay over or cause to be paid

                              over in the appropriate manner such monies as

                              instructed by the redeeming Shareholders;

                   (v)        effect transfers of Shares by the registered

                              owners thereof upon receipt of appropriate

                              instructions;

                   (vi)       prepare and transmit payments for dividends and

                              distributions declared by the Trust on account

                              of any Fund; and

                   (vii)      maintain records of account for and advise the

                              Trust and its Shareholders as to the foregoing.

                     (b)      In addition to and not in lieu of the services

set forth in the above paragraph (a), the Bank shall: (i) perform all of the customary services of a transfer agent, dividend disbursing agent and, as relevant, agent in connection with accumulation, open-account or similar plans

(including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, receiving and tabulating proxies, mailing Shareholder reports and prospectuses to current

Shareholders, withholding taxes on non-resident alien accounts, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all

Shareholders, preparing and mailing confirmation forms and statements of account to Shareholders for all purchases and redemptions of Shares and other confirmable



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transactions in Shareholder accounts, preparing and mailing activity statements for Shareholders, and providing Shareholder account information and (ii) provide a system which will enable any Fund of the Trust to monitor the total number of

Shares sold in each State. The Trust shall (i) identify to the Bank in writing those transactions and assets to be treated as exempt from blue sky reporting for each State and (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State. The responsibility of the Bank for the Trust's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Trust and the reporting of such transactions to any Fund of the Trust as provided above.

         Procedures applicable to certain of these services may be established from time to time by agreement between the Trust and the Bank.

Article 2          Fees and Expenses
                   -----------------

                   2.01 For performance by the Bank pursuant to this Agreement,

the Trust agrees to pay the Bank an annual maintenance fee for each Shareholder account as set out in the initial fee schedule attached hereto. Such fees and out-of-pocket expenses and advances identified under Section 2.02 below may be changed from time to time subject to mutual written agreement between the Trust and the Bank.

                   2.02 In addition to the fee paid under Section 2.01 above,

the Trust agrees to reimburse the Bank for out-of-pocket



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expenses or advances incurred by the Bank for the items set out in the fee schedule attached hereto. In addition, any other expenses incurred by the Bank at the request or with the consent of the Trust, will be reimbursed by the

Trust.

                   2.03      Postage for mailing of dividends, proxies, Fund

reports and other mailings to all shareholder accounts shall be advanced to the

Bank by the Trust at least seven (7) days prior to the mailing date of such materials.

Article 3          Representations and Warranties of the Bank
                   ------------------------------------------

                   The Bank represents and warrants to the Trust that:

                   3.01      It is a corporation duly organized and existing

and in good standing under the laws of the Commonwealth of Massachusetts.

                   3.02      It is duly qualified to carry on its business in

the Commonwealth of Massachusetts.

                   3.03      It is empowered under applicable laws and by its

charter and by-laws to enter into and perform this Agreement.

                   3.04      All requisite corporate proceedings have been taken

to authorize it to enter into and perform this Agreement.

                   3.05      It has and will continue to have access to the

necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

Article 4          Representations and Warranties of the Trust
                   -------------------------------------------

                   The Trust represents and warrants to the Bank that:

                   4.01      It is a business trust duly organized and

existing and in good standing under the laws of Massachusetts.

                   4.02      It is empowered under applicable laws and by its



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Declaration of Trust and By-Laws to enter into and perform this Agreement.

                   4.03 All corporate proceedings required by said Declaration of Trust and By-Laws have been taken to authorize it to enter into and perform this Agreement.

                   4.04 It is an open-end and diversified management investment company registered under the Investment Company Act of 1940.

                   4.05 A registration statement under the Securities Act of

1933 is currently effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of any Fund of the Trust being offered for sale.

Article 5          Indemnification
                   ---------------

                   5.01 The Bank shall not be responsible for, and the Trust

shall indemnify and hold the Bank harmless from and against, any and all losses,

damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to:

                   (a) All actions of the Bank or its agent or subcontractors required to be taken pursuant to this Agreement, provided that such actions are taken in good faith and without negligence or willful misconduct.

                   (b) The Trust's refusal or failure to comply with the terms of this Agreement, or which arise out of the Trust's lack of good faith,

negligence or willful misconduct or which arise out of the breach of any representation or warranty of the Trust hereunder.



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                   (c) The reliance on or use by the Bank or its agents or

subcontractors of information, records and documents which (i) are received by the Bank or its agents or subcontractors and furnished to it by or on behalf of the Trust, and (ii) have been prepared and/or maintained by the Trust or any other person or firm on behalf of the Trust.

                   (d) The reliance on, or the carrying out by the Bank or its agents or subcontractors of any instructions or requests of the Trust.

                   (e) The offer or sale of Shares in violation of any

requirement under the federal securities laws or regulations or the securities laws or regulations of any state that such Shares be registered in such state or in violation of any stop order or other determination or ruling by any federal agency or any state with respect to the offer or sale of such Shares in such state.

                   5.02 The Bank shall indemnify and hold the Trust harmless

from and against any and all losses, damages, costs, charges, counsel fees,

payments, expenses and liability arising out of or attributable to any action or failure or omission to act by the Bank as a result of the Bank's lack of good faith, negligence or willful misconduct.

                   5.03 At any time the Bank may apply to any officer of the

Trust for instructions, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Bank under this Agreement, and the Bank and its agents or subcontractors shall not be liable and shall be indemnified by the Trust for any action taken or omitted



                                       -7-



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by it in reliance upon such instructions or upon the opinion of such counsel.

The Bank, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document furnished by or on behalf of any Fund of the

Trust, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Bank or its agents or subcontractors by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust. The Bank, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of the officers of the Trust, and the proper countersignature of any former transfer agent or registrar, or of a co-transfer agent or co-registrar.

                   5.04 In the event either party is unable to perform its

obligations under the terms of this Agreement because of acts of God, strikes,

equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other for any damages resulting from such failure to perform or otherwise from such causes.

                   5.05 Neither party to this Agreement shall be liable to the other party for consequential damages under any provision of this Agreement or for any act or failure to act hereunder.


                                       -8-



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                   5.06 In order that the indemnification provisions contained in this Article 5 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

Article 6          Covenants of the Trust and the Bank
                   -----------------------------------

                   6.01 The Trust shall promptly furnish to the Bank the

following:

                   (a) A certified copy of the resolution of the Trustees of the

Trust authorizing the appointment of the Bank and the execution and delivery of this Agreement.

                   (b) A copy of the Declaration of Trust and By-Laws of the

Trust and all amendments thereto.

                   6.02 The Bank hereby agrees to establish and maintain

facilities and procedures reasonably acceptable to the Trust for safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any; and for the preparation or use, and for keeping account of, such certificates, forms and devices.



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                   6.03 The Bank shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. To the extent required by Section 31 of the Investment Company Act of 1940, as amended,

and the Rules thereunder, the Bank agrees that all such records prepared or maintained by the Bank relating to the services to be performed by the Bank hereunder are the property of the Trust and will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request.

                   6.04 The Bank and the Trust agree that all books, records,

information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this

Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law.

                   6.05 In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Bank will endeavor to notify the Trust and to secure instructions from an authorized officer of the Trust as to such inspection. The Bank reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

Article 7          Termination of Agreement
                   ------------------------

                   7.01 This Agreement may be terminated by either party upon one hundred twenty (120) days written notice to the other.



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                   7.02 Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust. Additionally, the Bank reserves the right to charge for any other reasonable expenses associated with such termination and/or a charge equivalent to the average of three (3) months' fees.

Article 8          Additional Funds
                   ----------------

                   8.01 In the event that the Trust establishes one or more

series of Shares in addition to those described on Exhibit A attached hereto,

with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the

Bank agrees in writing to provide such services, such series of Shares shall become a Trust hereunder.

Article 9          Assignment
                   ----------

                   9.01 Except as provided in Section 9.03 below, neither this

Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party.

                   9.02 This Agreement shall inure to the benefit of and be

binding upon the parties and their respective permitted successors and assigns.

                   9.03 The Bank may, without further consent on the part of the

Trust, subcontract for the performance hereof with (i) Boston Financial Data

Services, Inc., a Massachusetts corporation ("BFDS") which is duly registered as a transfer agent pursuant to Section 17A(c)(1) of the Securities Exchange Act of



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1934 ("Section 17A(c)(l)"), or (ii) a BFDS subsidiary duly registered as a transfer agent pursuant to Section 17A(c)(1); provided, however, that the Bank shall be as fully responsible to the Trust for the acts and omissions of any subcontractor as it is for its own acts and omissions.

Article 10           Amendment
                     ---------

                     10.01 This Agreement may be amended or modified by a

written agreement executed by both parties and authorized or approved by a resolution of the Trustees of the Trust.

Article 11           Massachusetts Law to Apply
                     --------------------------

                     11.01 This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the Commonwealth of

Massachusetts.

Article 12           Merger of Agreement
                     -------------------

                     12.01 This Agreement constitutes the entire agreement

between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

Article 13           Trust Liability
                     ---------------

                     13.01 Copies of the Master Trust Agreement, as amended,

establishing CIGNA Annuity Funds Group (the "Trust") are on file with the

Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Transfer Agency and Service Agreement is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Transfer Agency and Service Agreement are not binding upon any of the Trustees, officers, shareholders, employees or agents of the

Trust individually but are binding only upon the assets and property of the

Trust.



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                     IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be executed in their names and on their behalf under their seals by and through their duly authorized officers, as of the day and year first above written.



                                             CIGNA ANNUITY FUND GROUP


                                             By: /s/ Howard A. Halligan
                                                --------------------------------
ATTEST:


 /s/ Everett E. Clark
-----------------------------------

                                             STATE STREET BANK AND TRUST COMPANY


                                             By: /s/ Peter O'Connell
                                                --------------------------------
                                                     Vice President

ATTEST:


 /s/ K. M. Kubick
-----------------------------------
  Assistant Secretary





















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                                    EXHIBIT A
                                a/o June 30, 1985


                           CIGNA Annuity Equity Fund
                           CIGNA Annuity Income Fund
                           CIGNA Annuity Money Market Fund
                           CIGNA Annuity Short-Term Government Fund
                           Companion Fund



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                                                [STATE STREET LOGO APPEARS HERE]

                       STATE STREET BANK AND TRUST COMPANY


               Fee Schedule and Summary Description of Services as
                     Transfer and Dividend Disbursing Agent

                         CIGNA ANNUITY MONEY MARKET FUND
                            CIGNA ANNUITY EQUITY FUND
                            CIGNA ANNUITY INCOME FUND
                      CIGNA ANNUITY AGGRESSIVE EQUITY FUND
                      CIGNA ANNUITY GROWTH AND INCOME FUND

--------------------------------------------------------------------------------

  I.     Annual Maintenance Charge
         -------------------------

         Fee is based on the maintenance of Transfer Agency records to reflect all transaction activity for the shareholders of the Fund. Maintain an individual shareholder account record and provide weekly confirmation of each entry; calculate and disburse dividends as declared by the Fund; provide Form 1099 reporting at end of year to Internal Revenue Service. No certificates will be issued.

         The annual fee under this section shall be $3,000 per portfolio payable on a monthly basis at the rate of 1/12 the annual fee.

 II.     Out of Pocket Expenses
         ----------------------

         All out-of-pocket expenses will be charged to the Fund monthly including forms, postage, telephone, wires, etc.

III.     Term of Contract
         ----------------

         This schedule will be effective for one (1) year commencing on February 1, 1992, and shall be renewed annually thereafter unless otherwise agreed upon by both parties.




CIGNA ANNUITY MONEY MARKET FUND
CIGNA ANNUITY EQUITY FUND
CIGNA ANNUITY INCOME FUND
CIGNA ANNUITY AGGRESSIVE EQUITY FUND
CIGNA ANNUITY GROWTH AND INCOME FUNDS       STATE STREET BANK & TRUST CO.

Name:   /s/ Alfred A. Bingham III           Name: /s/ Janet Wertherman
      ---------------------------                -------------------------------
Title: Vice President & Treasurer           Title: Vice President
      ---------------------------                 ------------------------------
Date: February 7, 1992                      Date: February 3, 1992
      ---------------------------                -------------------------------



0294m

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